EXHIBIT 3.5


                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PP&L CAPITAL FUNDING, INC.", CHANGING ITS NAME FROM "PP&L CAPITAL FUNDING, INC." TO "PPL CAPITAL FUNDING, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2000, AT 4 O'CLOCK P.M.
               A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.










                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                         [Seal]         AUTHENTICATION:          0258346
2795490   8100                          DATE:                    02-15-00
001075634


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                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                     OF THE
                                     ------

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                           PP&L CAPITAL FUNDING, INC.
                           --------------------------


               -------------------------------------------------

     PP&L Capital Funding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     FIRST:    That by unanimous written consent of its Directors dated as of
February 14, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the sole Stockholder of the Company. The resolutions setting forth the amendment are as follows:

          RESOLVED, that the directors of the Company deem it advisable and in the best interests of the Company that the Company's name be changed to PPL Capital Funding, Inc., and that the Company's Certificate of Incorporation be amended to reflect such proposed name change by deleting Item 1 thereof in its entirety, and inserting in lieu thereof the following:

          1.   Name.  The name of the Corporation is PPL Capital Funding, Inc.

                                and it is further

          RESOLVED, that the foregoing proposed change of the Company's name and amendment of the Company's Certificate of Incorporation be submitted for consideration by the sole Stockholder of the Company; and it is further

          RESOLVED, that, upon approval by the Company's sole Stockholder of the proposed name change, the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to execute and file with the Office of the Secretary of State of Delaware a Certificate of Amendment of the Company's Certificate of Incorporation statutorily effecting such name change; and to execute, deliver and file such additional documents, and perform such further actions, as they shall deem necessary or advisable to effectuate the intent and purposes of the foregoing resolutions.

     SECOND:   That, thereafter, pursuant to the resolutions of the Directors, the proposed amendment was approved by the sole Stockholder of the Company by written consent dated as of February 14, 2000.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed this 14th day of February, 2000.


                                        PP&L CAPITAL FUNDING, INC.


                                        By:  /s/ James E. Abel
                                           ------------------------------------
                                        Name:     James E. Abel
                                        Title:    Treasurer